UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G Board of Directors Details Perspective on Proxy Contest

CINCINNATI—October 6, 2017—The Procter & Gamble Company (NYSE:PG) Board of Directors today issued the following statement detailing its perspective on the P&G proxy contest.

Additional information regarding the proxy contest, including detailed instructions on how to vote by telephone or internet, is available at http://voteblue.pg.com.

The full statement follows:

On behalf of the Procter & Gamble Board of Directors, I want to detail why we strongly recommend voting for all of P&G’s highly qualified Directors who are deeply engaged and committed to the Company and all P&G shareholders.

What Matters in this P&G Proxy Contest?

What matters in this proxy contest is that P&G is on the right track, with the right management team, the right Board, and the right plan that is working. The Company is in the middle of a successful transformation that is producing positive results. Nearly everything about the Company is changing, and it is well positioned for future market share growth, margin growth, and leading returns to investors.

Nelson Peltz of Trian is vying for a P&G Board seat in the middle of a successful transformation that is delivering results. He is a respected investor, and we are willing to listen to him, but the case for adding Mr. Peltz to the Board misses on two key factors – the timing is late, and the substance is lacking.

Timing Matters

P&G is a completely different company than it was just a few years ago. The P&G Board and management team identified the changes that were needed and have already been aggressively implementing them. Mr. Peltz’s timing is late to P&G’s turnaround.

P&G has already executed a massive productivity program, with another major cost saving initiative underway. The brand and product portfolio has been restructured. The organization is being redesigned, moving to a by-category structure and dismantling the complex matrix. Nearly every aspect of the business is being revamped, from innovation to marketing to selling.

The plan is working. Since the Board appointed David Taylor as CEO two years ago, P&G has delivered total shareholder return of 28%, outperforming peers.1 Sales and earnings objectives are being achieved. Margins are increasing to industry leading levels. Market shares are improving. The comprehensive actions the Board and management have taken to transform P&G and accelerate growth are delivering results. Now is the time to continue to execute and deliver, not risk going backwards.

[1]

TSR calculations since November 1, 2015. Market data as of September 6, 2017. The peers selected by Trian in its September 6, 2017 White Paper are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever.

Substance Matters

The P&G Board and management team are always open to constructive suggestions, and spend a lot of time in and out of the boardroom exploring and debating ideas. Members of the P&G Board have had numerous interactions with Mr. Peltz to listen to and understand his views, but he has only offered one substantive idea that P&G is not already doing. The one idea he is advocating - to again reorganize the Company - is a bad idea that would stall or reverse the Company’s momentum. The last thing P&G needs now is a costly and time-consuming reorganization.

P&G also has rigorous and substantive selection criteria for Board membership. We continually refresh the Board, looking for people with the right experience and skills needed to guide P&G into the future. We are currently looking for global experience, digital and big data/analytics experience, and skills in artificial intelligence and machine learning. We are looking for direct experience in household and personal categories, as well as in health care. And we are looking to build a Board that reflects the consumers we serve, with diversity in gender, age, and ethnicity.

After extensive due diligence, we have concluded that Mr. Peltz does not fit the criteria we are seeking for the P&G Board. We respect Mr. Peltz as an investor and will continue to engage constructively with him as a P&G shareholder.

The P&G Board is highly engaged, deeply committed, and is holding management accountable to deliver results for the short-, mid- and long-term. The Company is well on its way to meeting the needs of consumers and to delivering the business and financial results that you expect from P&G. Your vote is important. That is why we respectfully ask for your support for all of P&G’s Directors in this proxy contest.

/s/

W. James McNerney, Jr. (Lead Director)

Senior Advisor at Clayton, Dubilier & Rice, LLC; Former Chairman of the Board, President and Chief Executive Officer of The Boeing Company; Director of International Business Machines Corporation

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation

Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Contacts

P&G Media Contact:

Damon Jones, 513-983-0190

jones.dd@pg.com

or

P&G Investor Relations Contact:

John Chevalier, 513-983-9974